Exhibit 99.1

May 22, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Utilicraft Aerospace Industries, Inc. (the "Company") and under the date of April 23, 2007, we reported on the financial statements of the Company as of and for the years ended December 31, 2005 and 2006. On May 10, 2007, the Company's external securities counsel notified us via telephone that our appointment as principal accountants was terminated followed by a letter from management.

We have read the Company's statements included under Item 4 of its Form 8-K dated May 11, 2007 and we agree with such statements except as noted below.

We disagree with the statements made in items (a) (iv) and (v) of the 8-K filing.

Specifically, we have been discussing the Company's internal controls and accounting capabilities for almost two years. We have issued material weakness letters in accordance with PCAOB Accounting Standard No. 2 and SAS No. 112 dated March 10, 2006 and April 27, 2007. We believe these letters constitute reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission and have been discussed with the Company's management and the letters were addressed to the Board of Directors.

Following are pertinent excerpts from those letters:

March 10, 2006

     During our audit we made numerous audit adjustments relating to various general ledger account balances and transaction types. In general, most of these material adjusting entries related to routine closing entries and resulted because the Company's books and records have not been maintained on a comprehensive basis that would fully be in compliance with accounting principles generally accepted in the United States of America (GAAP). We believe the addition to the Company of a full time Chief Financial Officer will be a major step in allowing the Company to bring its financial reporting into compliance with GAAP and the reporting and disclosure requirements of the SEC.

April 23, 2007

1.) During the course of our fieldwork, it became evident that the Company lacks reliable policies and procedures to ensure that all accounting data and other information necessary for compiling the Company's financial statements and related disclosures in accordance with accounting principles generally accepted in the United States of America (GAAP) is routed to a centralized point and processed in a timely manner. This caused management to make several adjustments to the financial statements after we had begun our fieldwork and caused delays in the performance of our engagement.

     We recommend that the Company establish policies and procedures which provide greater assurance that all accounting data and other related information is routed to a central location and processed in a timely manner under the supervision of the Chief Financial Officer (CFO). This will increase the likelihood that the Company's financial statements are prepared in accordance with GAAP and reduce the likelihood that the Company's financial statements are materially misstated.

2.) We also determined that current management lacks sufficient experience to properly draft financial statements including disclosures in accordance with GAAP. As a result the financial statements submitted to us for audit contained significant reporting and disclosure deficiencies such that the financial statements would have been materially misstated and significant disclosures required by GAAP and the SEC would have been omitted. This caused delays in the performance of our audit engagement and caused the Company to become delinquent in its periodic reporting obligations imposed by the Securities and Exchange Act of 1934.

     Even though the Company employed a qualified CFO in March 2007, he was not sufficiently familiar with the Company's history or did not have sufficient access to agreements, contracts and other records to avoid these omissions. The Company should establish procedures and controls to avoid a recurrence of this problem.

The matters noted above, including the comments related to the December 31, 2005 audit, were not resolved to our satisfaction, prior to our termination.

Sincerely,

/s/ Turner, Stone & Company, L.L.P.
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